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                                                                    EXHIBIT 12.1

                         COMPUTER SCIENCES CORPORATION

                       RATIO OF EARNINGS TO FIXED CHARGES

            NINE MONTHS ENDED JANUARY 1, 1999 AND DECEMBER 26, 1997

                         FIVE YEARS ENDED APRIL 3, 1998

                                     NINE MONTHS ENDED                          FISCAL YEARS ENDED
                                 -------------------------  -----------------------------------------------------------
                                 JANUARY 1,   DECEMBER 26,  APRIL 3,    MARCH 28,    MARCH 29,    MARCH 31,   APRIL 1,
                                    1999          1997        1998        1997         1996         1995        1994
                                 -----------  ------------  ---------  -----------  -----------  -----------  ---------
Earnings
  Income before income taxes...   $ 336,400    $   71,373   $ 190,869   $ 303,313    $ 196,930    $ 220,814   $ 124,921
  Interest expense.............      35,499        37,593      50,951      40,268       37,925       31,419      21,055
  Imputed interest on operating
    leases.....................      50,360        45,782      61,043      54,259       49,363       46,074      36,193
                                 -----------  ------------  ---------  -----------  -----------  -----------  ---------
    Total earnings.............   $ 422,259    $  154,748   $ 302,863   $ 397,840    $ 284,218    $ 298,307   $ 182,169
                                 -----------  ------------  ---------  -----------  -----------  -----------  ---------
                                 -----------  ------------  ---------  -----------  -----------  -----------  ---------

Fixed charges
  Interest expense.............   $  35,499    $   37,593   $  50,951   $  40,268    $  37,925    $  31,419   $  21,055
  Imputed interest on operating
    leases.....................      50,360        45,782      61,043      54,259       49,363       46,074      36,193
                                 -----------  ------------  ---------  -----------  -----------  -----------  ---------
    Total earnings.............   $  85,859    $   83,375   $ 111,994   $  94,527    $  87,288    $  77,493   $  57,248
                                 -----------  ------------  ---------  -----------  -----------  -----------  ---------
                                 -----------  ------------  ---------  -----------  -----------  -----------  ---------
Ratio of Earnings to fixed
  charges......................        4.92          1.86        2.70        4.21         3.26         3.85        3.18
                                 -----------  ------------  ---------  -----------  -----------  -----------  ---------
                                 -----------  ------------  ---------  -----------  -----------  -----------  ---------
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